SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K


                                  Current Report
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.




Date of Report (Date of earliest event reported)   November   5, 1999




                                BARPOINT.COM, INC.
              (Exact name of registrant as specified in its charter)


                                   Delaware
                  (State or Other Jurisdiction of Incorporation)



                                                     11-2780723
(Commission File Number)                   (I.R.S. Employer Identification No.)



        1 East Broward Boulevard, Suite 410, Fort Lauderdale, Florida 33301
           (Address of principal executive offices)                   (Zip Code)


                               (954) 745-7500
          (Registrant's telephone number, including area code)



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ITEM 2. Acquisition or Disposition of Assets

On November 5, 1999 pursuant to an Agreement for Merger and Reorganization of BarPoint.com, Inc. through a newly organized, wholly owned subsidiary ("Sub") acquired all of the issued and outstanding shares of Synergy Solutions, Inc. The purchase price for the acquisition consisting of the following:

                   (A) 75,000 number of shares of common stock, par value $.001 per share, of BarPoint, in the aggregate (the "BarPoint Common Stock"); (B) cash totaling $100,000 in the aggregate; and (C) in the event Sub achieves at least Four Hundred Thousand Dollars ($400,000) in earnings, before interest, taxes, depreciation and amortization ("EBITDA") no later than twelve (12) months from the date of the Closing, 75,000 shares of BarPoint Common Stock, par value $.001 per share, in the aggregate, which shares shall be held in escrow pursuant to an escrow agreement.

                  BarPoint shall pay the Shareholders additional consideration in proportion to their respective ownership of Synergy equal to (x) thirty percent (30%) of Sub's earnings EBITDA attributable to operations ending as of the first anniversary of the Closing; (y) twenty-five percent (25%) of Sub's earnings before EBITDA attributable to operations between the first and second anniversaries of the Closing; and (z) twenty percent (20%) of Sub's earnings before EBITDA attributable to operations between the second and third anniversaries of the Closing, (collectively the "Earn Out"). BarPoint shall deliver the Earn Out for each Earn Out period within ninety (90) days of the first, second and third anniversary dates of the Closing.

Any such Earn Out shall be paid in cash until the EBITDA equals eight hundred thousand dollars ($800,000) and thereafter, in BarPoint Common Stock, valued at he closing bid price three (3) business days prior to payment.

Synergy Solutions, Inc. provides computer consulting services with expertise in developing computer programs for the Palm OS devices and other pentium based computer devices and developing web (internet) server applications with various software, including, but not limited to, Oracle Unix/Linux Systems.

Employment Agreements were entered into with various executives of Synergy Solutions, Inc. as well as the granting of options under BarPoint.com, Inc., Incentive Option Plan which is subject to shareholder approval.

ITEM 7.  Financial Statements, Pro Forma Financial Information  and Exhibits.

(a) Financial Statements of business acquired (to be filed by amendment)

(b) Pro Forma Financial Information (to be filed by amendment)

(c) Exhibits

(i) Agreement For Merger and Reorganization By and Among BarPoint.com, Inc., Newco, Synergy Solutions, Inc. and the Shareholders of Synergy Solutions, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BARPOINT.COM, INC.
                                             (Registrant)



By:  /s/ Leigh M. Rothschild
     Leigh M. Rothschild, President



DATED:   November 15, 1999